Exhibit 10.1

FIFTH AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON SEPTEMBER 17, 2018

THIS FIFTH AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON September 17, 2018

(the “Amendment”) is made effective as of December 10, 2019 (the “Effective Date”), by and between NUO THERAPUETICS, INC., a Delaware corporation (the “Company”), and Auctus Fund LLC a Delaware limited liability company (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A.     The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated September 17, 2018 pursuant to which the Company issued to Holder a convertible note on even date, in the original principal amount of $175,000.00 (as amended from time to time, the “Note”); and

B.	The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     On the Effective Date, the Company shall pay to the Holder by wire transfer an amount equal to $110,000.00 (the “Cash Payment”).

2.     On or before February 10, 2020 (the “Share Delivery Deadline”), the Company shall deliver 175,000 shares of the Company’s common stock without any restrictive legend (the “Shares”) to the Holder pursuant to a conversion as of the Effective Date by the Holder under the Note.

3.     The Holder’s sale of the Shares in a public market shall be limited to 12% of the daily volume of the Common Stock during each respective trading day.

4.     The Company shall, on or before the Share Delivery Deadline, provide to the Holder copies of amendments that are substantially similar to this Amendment which have been signed by the Company and all of the Company’s other convertible noteholders.

5.     If the Company fails to comply with Sections 1, 2, and/or 4 of this Amendment, then this Amendment shall automatically be null and void and of no further force or effect.

6.     If the Company complies with Sections 1, 2, and 4 of this Amendment, then the Note shall be extinguished in its entirety and the Holder will cancel the share reservation held by the Company’s transfer agent with respect to the Note.

7.     This Amendment shall be deemed part of but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

8.     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Any signature transmitted by facsimile, e-mail, or other electronic means shall be deemed to be an original signature.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Nuo Therapeutics By: /s/ David Jorden Name: David E. Jorden Title: CEO	Auctus Fund LLC By: /s/ Lou Posner Name: Lou Posner Title: Managing Director